Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (File Nos. 333-135731, 333-107005, 333-39974, 333-33760, 333-80691, 333-28435, 333-20925) of our report relating to the financial statements of Pharmaceutical Product Development, Inc. dated February 26, 2007, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Financial Accounting Standards Board (“FASB”) Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132 (R)” and FASB Statement No. 123 (revised), “Share-Based Payment”) and management’s report on the effectiveness of internal control over financial reporting also dated February 26, 2007, appearing in this Annual Report on Form 10-K of Pharmaceutical Product Development, Inc. for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Raleigh, North Carolina

February 26, 2007